AMENDMENT No. 5 TO EMPLOYMENT AGREEMENT
THIS AMENDMENT No. 5 TO EMPLOYMENT AGREEMENT (“Amendment No. 5”), is entered into as of April 1, 2019, by and between Third Point Reinsurance Ltd., a Bermuda company (the “Company”), and Manoj K. Gupta (the “Executive”).
WHEREAS, the Company and the Executive entered into a certain Employment Agreement dated as of March 26, 2012, an Amendment No. 1 to Employment Agreement dated as of February 26, 2015, an Amendment No. 2 to Employment Agreement dated as of April 1, 2016, an Amendment No. 3 to Employment Agreement dated as of March 1, 2017 and an Amendment No. 4 to Employment Agreement dated as of August 3, 2017 (collectively, the “Employment Agreement”); and
WHEREAS, the parties hereto wish to reflect the revised Base Salary of the Executive with effect from April 1, 2019; and
WHEREAS, in consideration of the mutual agreements set forth below and for other good and valuable consideration given by each party to this Amendment No. 5 to the other, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive agree to amend the Employment Agreement on the terms set forth below.
NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:
1.Section 2 (a) Duties of the Employment Agreement shall be amended to read in its entirety as follows:
“2. Extent of Employment.
(a) Duties. During the Employment Term, and from and after August 3, 2017, the Executive shall continue to serve as President of TPRe USA. In addition, the Executive shall continue to serve as the Company’s Head of Investor Relations, in such capacity reporting to the Chief Executive Officer of the Company. In each function, the Executive shall perform such duties, services, and responsibilities on behalf of TPRe USA and the Company, respectively, consistent with such positions as may be reasonably assigned to the Executive from time to time.”
2.Section 3(a) of the Employment Agreement shall be amended to read in its entirety as follows:
“3. Compensation and Benefits.
(a)Base Salary. During the Employment Term, in full consideration of the performance by the Executive of the Executive’s obligations hereunder (including any services as an officer, director, employee, or member of any committee of any affiliate of the Company, or otherwise on behalf of the Company), the Executive shall receive from the Company a base salary (the “Base Salary”) at an annual rate of $550,000 per year, payable in accordance with the normal payroll practices of the Company then in effect.”
3.    The parties hereto agree that except as specifically set forth in this Amendment No. 5, each and every provision of the Employment Agreement shall remain in full force and effect as set forth therein.

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IN WITNESS WHEREOF, the Company has caused this Amendment No. 5 to be executed, and the Executive has hereunto set his hand, in each case effective as of the day and year first above written.
THIRD POINT REINSURANCE LTD.
By: /s/ J. Robert Bredahl
_____________________________________
    Name: J. Robert Bredahl
    Title: President & Chief Executive Officer

By: /s/ Christopher S. Coleman
_____________________________________
    Name: Christopher S. Coleman
Title: Chief Financial Officer

EXECUTIVE

/s/    Manoj K. Gupta
________________________________________
Manoj K. Gupta